GLEN INVESTMENTS LTD
35/39 Maxwell Chambers
Colombiere
St. Helier, Jersey, CI

July 15, 1999

Bioenvision Inc.
Trafalgar House
11 Waterloo Place
London, SWIY 4AU

Dear Sirs

As per our previous agreement we hereby confirm that we are willing to continue loaning funds to Bioenvision Inc on an agreed budget basis.

Yours sincerely,



For and on Behalf of Glen Investments




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GLEN INVESTMENTS LTD
35/39 Maxwell Chambers
Colombiere
St. Helier, Jersey, CI

September 8th 1998

Bioenvision Inc.
Trafalgar House
11 Waterloo Place
London, SWIY 4AU

Dear Sirs

We hereby agree to loan funds to Bioenvision Inc, on an as needed basis providing that we have previously agreed budgets. A condition of this is that we have the right to call upon an option to purchase 500,000 shares at $1 should the money lent exceed $100,000.

Yours sincerely



For and on Behalf of Glen Investments